UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 1, 2016

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 1, 2016, David R. Bovee, 66 years old, a director of Commercial Vehicle Group, Inc. (the “Company”) since October 2004, informed the Company that he will be retiring from the Board of Directors (the “Board”) of the Company, effective December 31, 2016, after serving 12 years on the Board.
(d) On July 1, 2016, the Board of the Company elected Wayne M. Rancourt to the Board, effective immediately, to serve until the 2017 annual meeting of stockholders and until his successor is elected and qualified. The committees of the Board on which Mr. Rancourt (53 years old) initially will serve are the Audit Committee and the Nominating and Corporate Governance Committee.
Mr. Rancourt has served as Executive Vice President, Chief Financial Officer & Treasurer of Boise Cascade Company, since August 2009, a $3.6 billion revenues North American based manufacturing and distribution company. Mr. Rancourt has over 30 years of experience in various finance related roles including, chief financial officer, treasurer, investor relations, strategic planning, as well as internal audit. Mr. Rancourt received a bachelor of science degree in Accounting from Central Washington University.
Mr. Rancourt will participate in the standard non-management director compensation arrangements described in the Company’s proxy statement for its 2016 annual meeting of shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

July 1, 2016	By:	/s/ Patrick E. Miller
	Name:	Patrick E. Miller
	Title:	President & Chief Executive Officer